UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2010

MDRNA, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3830 Monte Villa Parkway, Bothell, Washington	98021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 425-908-3600

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 1, 2010, MDRNA, Inc. (the “Company”) announced that it had entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”) dated as of March 31, 2010, with Cequent Pharmaceuticals, Inc. (“Cequent”), a privately-held Delaware corporation, Calais Acquisition Corp., a wholly-owned subsidiary of the Company (“Merger Sub”), and a representative of the stockholders of Cequent. The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Cequent will merge with and into Merger Sub (the “Merger”), and Cequent will be the surviving corporation. As a result of the Merger, Cequent will become a wholly-owned subsidiary of the Company.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, each share of Cequent Series A-1 preferred stock and common stock outstanding immediately prior to the Merger will be exchanged for shares of the common stock, par value $0.006 per share, of the Company (“Common Stock”), at an exchange ratio that implies a purchase price for Cequent shareholders of approximately $44 million, plus an additional value of $2 million to warrant and option holders, based on the 10-day volume-weighted average price of the Common Stock on The NASDAQ Global Market ending on March 31, 2010 (the “Signing Date Stock Price”). This represents an approximate 56% equity ownership of the combined company for the stockholders of the Company and an approximate 44% equity ownership of the combined company for the stockholders of Cequent immediately following the Merger.

The transaction is expected to be tax free for U.S. federal income tax purposes for shareholders of both companies.

The Company and Cequent have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their businesses in the ordinary course between the execution and delivery of the Merger Agreement and the consummation of the Merger and not to engage in certain kinds of transactions or take certain actions during such period.

The Merger Agreement provides each of the Company and Cequent with specified termination rights, including the right to terminate (i) by mutual consent, (ii) by the other party if the other party fails to satisfy a closing condition, (iii) by the non-breaching party if there is a material breach of the Merger Agreement not cured within ten days of written notice by the non-breaching party, (iv) upon written notice to the other party if the Merger has not closed by August 31, 2010, (v) by the other party if there is a material adverse effect to either the Company or Cequent, (vi) by the other party if either the Company or Cequent fails to obtain stockholder approval of the transaction, (vii) by Cequent if the Company’s common stock closes below 75% of the Signing Date Stock Price (as defined in the Merger Agreement) for any ten consecutive trading days following the signing of the Merger Agreement, (viii) by the Company if the Company’s common stock closes above 125% of the Signing Date Stock Price (as defined in the Merger Agreement) for any ten consecutive trading days following the signing of the Merger Agreement and (ix) by the Company if holders representing more than 10% of Cequent’s shares outstanding exercise their appraisal rights. If Cequent terminates the Merger Agreement due to the fact that the required approval of the stockholders of the Company contemplated by the Merger Agreement is not obtained by reason of the failure to obtain the requisite vote upon a vote taken at a meeting of the Company’s stockholders convened therefor, the Company will be required to pay to Cequent an amount equal to the lesser of $500,000 or Cequent’s reasonable and actual expenses incurred in connection with the negotiation, preparation and performance of the Merger Agreement and the transactions contemplated thereby.

The Merger Agreement contains a customary “no-solicitation” covenant pursuant to which Cequent is not permitted to solicit any alternative acquisition proposals, provide any information to any person in connection with any alternative acquisition proposal, participate in any discussions or negotiations relating to any alternative acquisition proposal, approve, endorse or recommend any alternative acquisition proposal, or enter into any agreement relating to any alternative acquisition proposal.

Consummation of the Merger is subject to the satisfaction or waiver of customary closing conditions, including obtaining the requisite approvals of the stockholders of both the Company and Cequent. As of the date hereof, Cequent had obtained the approval of the requisite number of its stockholders to approve the Merger.

J. Michael French, the President, CEO and a member of the Board of Directors of the Company, will continue to serve in those roles for the combined company following the consummation of the Merger, and Peter D. Parker, Cequent’s President and CEO, will assume the Chairmanship of the combined company’s Board of Directors. The Board of Directors of the combined company will include an additional five members, two each from the existing Board of Directors of each of MDRNA and Cequent, and one additional independent director to be chosen by the new combined Board. In addition to Mr. Parker, Cequent has identified Dr. Chiang Li and Dr. Michael Taylor as its representatives on the combined company’s Board of Directors. The Company’s representatives will be chosen prior to the 2010 Annual Meeting of Stockholders.

The Merger Agreement contemplates that upon the consummation of the Merger certain principal stockholders of Cequent will enter into Lock-Up Agreements (the “Cequent Lock-Up Agreements”) pursuant to which they will agree that they shall not, without the prior approval of the Company, offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock received in the Merger during the period commencing on the effective date of the Merger and ending on the earlier of (A) one hundred and eighty (180) days after the effective date of the Merger or (B) thirty (30) days following the closing of an equity financing by the Company for the issuance of shares of equity or securities convertible into or exchangeable or exercisable for shares of equity of the Company (an “Equity Financing”) which, when added together to all other Equity Financings from and after the date of execution of the Merger Agreement, results in aggregate gross proceeds to the Company of at least $10 million. Prior to the execution of the Merger Agreement, the directors and executive officers of the Company entered into Lock-Up Agreements (the “MDRNA Lock-Up Agreements”) providing for similar restrictions on sales and other dispositions of Common Stock commencing upon the signing of the Merger Agreement.

Upon the consummation of the Merger, the Company shall enter into a Registration Rights Agreement with the stockholders of Cequent pursuant to which it shall file a Registration Statement on Form S-3 with the Securities and Exchange Commission within 45 days following the consummation of the Merger to register the shares of Common Stock being issued to the stockholders of Cequent in the Merger, and provide certain other demand and piggy-back registration rights to the stockholders of Cequent.

The Board of Directors of the Company has unanimously approved the Merger Agreement and the related transactions, and has adopted a resolution recommending the requisite stockholder approval for consummation of the Merger. The Company will present the Merger at the 2010 annual stockholders’ meeting to submit these matters to its stockholders for their consideration.

The Merger Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or Cequent. The Merger Agreement contains representations, warranties and covenants that the Company and Cequent made to each other as of specific dates. The assertions embodied in those representations, warranties and covenants were made solely for purposes of the Merger Agreement between the Company and Cequent and may be subject to important qualifications and limitations agreed to by the Company and Cequent in connection with negotiating its terms, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. Moreover, the representations and warranties may be subject to a contractual standard of materiality that may be different from what may be viewed as material to investors or security holders, or may have been used for the purpose of allocating risk between the Company and Cequent rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures. For the foregoing reasons, no person should rely on the representations and warranties as statements of factual information at the time they were made or otherwise.

A copy of each of the Merger Agreement, the form of Cequent Lock-Up Agreement and the form of MDRNA Lock-Up Agreement is attached hereto as Exhibit 2.1, 10.1 and 10.2, respectively, and is incorporated herein by reference. The foregoing description of the Merger, the Merger Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive Merger Agreement, a copy of which is attached as an exhibit to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Concurrently and in connection with the execution of the Merger Agreement described in Item 1.01 above, the Company and Cequent entered into a Loan Agreement (the “Loan Agreement”), pursuant to which, among other things, Cequent shall extend one or more loans to the Company in the aggregate principal amount of up to $3,000,000 (the “Term Loans”) to fund the Company’s operations prior to the Merger. The Term Loans are evidenced by a secured promissory note issued by the Company to Cequent (the “Term Note”), which bears interest absent an event of default, at a rate of ten percent per annum. The Company shall repay the principal and interest of the Term Loans in three equal consecutive monthly installments, commencing on August 15, 2010 and continuing on the 15th day of each month thereafter through and including October 15, 2010. Notwithstanding the foregoing, if the Merger is consummated prior to August 15, 2010, then, on the closing date of the Merger, the Company shall not owe to any third party any obligations with respect to the Term Loans, including, without limitation the then outstanding principal balance of the Term Loans and any interest then accrued but unpaid thereon. The Company may prepay any Term Loan in whole or in part without premium or penalty.

The Term Loans are secured by a first priority security interest in substantially all the assets of the Company and its wholly-owned subsidiaries, Merger Sub, MDRNA Research, Inc. (“Research”) and Atossa HealthCare, Inc. (“Atossa” and, together with Merger Sub and Research, the “Subsidiaries”) pursuant to a Security Agreement (All Assets) by the Company and the Subsidiaries in favor of Cequent dated as of March 31, 2010 (the “Security Agreement”), a Security Agreement (Patents) by the Company in favor of Cequent dated as of March 31, 2010 (the “MDRNA Patent Security Agreement”) and a Security Agreement (Patents) by Research in favor of Cequent dated as of March 31, 2010 (the “Research Patent Security Agreement” and, together with the MDRNA Patent Security Agreement, the “Patent Security Agreements”). The Subsidiaries also entered into a Guaranty Agreement dated as of March 31, 2010 in favor of Cequent (the “Guaranty Agreement”) to guaranty all obligations of the Company and each Subsidiary to Cequent in connection with the Term Loans. The Security Agreement and the Patent Security Agreements collectively provide Cequent with a security interest in substantially all of the assets of the Company and the Subsidiaries, subject to certain permitted encumbrances as set forth in the Loan Agreement. The security interest created in the collateral will be first priority, subject to the permitted encumbrances provided in the Security Agreement and the Patent Security Agreements, and will be perfected to the extent such security interest can be perfected by the filing of a financing statement and filings with the United States Patent and Trademark Office. The security interest created in the collateral will be released at such time as the Term Notes and certain related fees are paid in full.

A copy of each of the form of Term Note, the Loan Agreement, the Security Agreement, the MDRNA Patent Security Agreement, the Research Patent Security Agreement and the Guaranty Agreement are attached hereto as Exhibits 4.1, 10.3, 10.4, 10.5, 10.6 and 10.7, respectively, and are incorporated herein by reference. The foregoing description of the transactions contemplated by the Loan Agreement and the documents and instruments to be executed and/or issued in connection therewith, does not purport to be complete and is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities

In connection with the transactions contemplated by the Loan Agreement described in Item 2.03 above, the Company agreed to issue to Cequent on or about the date of each Term Loan a warrant to purchase shares of Common Stock (each, a “Loan Warrant”), with each such Loan Warrant to be exercisable for a number of shares of Common Stock equal to sixty-five percent (65%) of the principal amount of the Term Loan being made on such date divided by the Signing Date Stock Price (as defined in the Merger Agreement). The Loan Warrants are only exercisable upon the occurrence of both of the following: (x) the Merger is not consummated (other than by reason of Cequent’s material breach of the Merger Agreement), and (y) the occurrence of an Acquisition Transaction (as defined in the Loan Warrant). The obligations of the Company and the rights of Cequent under each Loan Warrant will be effective upon the issuance thereof and will survive payment of the Term Loans and the other obligations of the Company to Cequent under the Loan Agreement and the documents related thereto, and the termination of the Loan Agreement.

A copy of the form of Loan Warrant is attached hereto as Exhibit 4.2, and is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders

In connection with the execution of the Merger Agreement described in Item 1.01 above, on March 31, 2010, the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agent”) entered into an amendment (the “Amendment”) to that certain Rights Agreement (the “Rights Agreement”) dated February 22, 2000 between the Company and the Rights Agent. The Amendment provides that (i) no person shall be deemed an “Acquiring Person” (as defined in the Rights Agreement) as a result of the approval, execution or delivery of the Merger Agreement, or the transactions contemplated by the Merger Agreement and (ii) no Distribution Date (as defined in the Rights Agreement) or event described in Section 13 of the Rights Agreement shall be deemed to have occurred by reason of the approval, execution or delivery of the Merger Agreement, the announcement or consummation of the Merger, or the consummation of any other transactions contemplated by the Merger Agreement.

The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and to the Amendment, a copy of which is attached hereto as Exhibit 4.3.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Prior to the execution of the Merger Agreement described in Item 1.01 above, each of J. Michael French, the President and Chief Executive Officer of the Company, Peter S. Garcia, the Chief Financial Officer and Secretary of the Company, and Barry Polisky, Ph.D., the Chief Scientific Officer of the Company, entered into a Waiver Agreement with the Company pursuant to which each such executive officer waived any and all right, title, claim and interest that he may have to receive any payments or accelerated vesting of equity awards under such executive officer’s employment agreement with the Company or under any equity compensation plan of the Company, in each case as a result of the Merger being deemed a Change of Control (as defined in the respective employment agreement or plan). In addition, the Company and each of the aforementioned executive officers agreed that if the executive’s employment is terminated on or before December 31, 2010 for any reason other than termination for cause, then notwithstanding anything to the contrary contained in any employment agreement or in any of the equity compensation plans of the Company, any and all unvested common stock options held by the executive shall immediately vest in full upon the effective date of such termination, and shall remain exercisable for a period of two (2) years thereafter (but in no event after the original expiration date of the award). Moreover, each executive acknowledged that any cash received by the Company as a result of the consummation of the Merger shall not be counted toward the $5 million in unrestricted cash threshold necessary to trigger payment by the Company to the executive of the retention bonuses previously approved by the Board of Directors of the Company.

The foregoing summary of the Waiver Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of each waiver, a copy of each of which is attached hereto as Exhibit 10.8. 10.9 and 10.10, respectively.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 31, 2010 by and among MDRNA, Inc., Calais Acquisition Corp., Cequent Pharmaceuticals, Inc. and a representative of the stockholders of Cequent Pharmaceuticals, Inc.

4.1	Form of Term Note

4.2	Form of Loan Warrant

4.3	Amendment No. 3, dated March 31, 2010, to the Rights Agreement, dated February 22, 2000, between MDRNA, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Form of Lock-Up Agreement to be signed by the Principal Stockholders of Cequent Pharmaceuticals, Inc.

10.2	Form of Lock-Up Agreement signed by the directors and executive officers of MDRNA, Inc.

10.3	Loan Agreement dated as of March 31, 2010 between MDRNA, Inc. and Cequent Pharmaceuticals, Inc.

10.4	Security Agreement (All Assets) dated as of March 31, 2010 by MDRNA, Inc., Calais Acquisition Corp., MDRNA Research, Inc. ad Atossa HealthCare, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.5	Security Agreement (Patents) dated as of March 31, 2010 by MDRNA, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.6	Security Agreement (Patents) dated as of March 31, 2010 by MDRNA Research, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.7	Guaranty Agreement dated as of March 31, 2010 by Calais Acquisition Corp., MDRNA Research, Inc. and Atossa HealthCare, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.8	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and J. Michael French.

10.9	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and Peter S. Garcia.

10.10	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and Barry Polisky, Ph.D.

Additional Information about the Merger will be filed with the SEC

This report and the exhibit(s) attached hereto may be deemed to be solicitation material regarding the proposed merger of MDRNA and Cequent. In connection with the proposed merger, MDRNA intends to file relevant materials and documents with the Securities and Exchange Commission (SEC), including a proxy statement, which will be mailed to the stockholders of MDRNA. Investors and the public are urged to read these materials carefully and in their entirety when they become available because they will contain important information about the companies, the proposed merger and the expectations for the combined company. The proxy statement and other relevant materials (when they become available), and any and all documents filed with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and the public may obtain free copies of the documents filed with the SEC by MDRNA by directing a written request to MDRNA, Inc., 3830 Monte Villa Parkway, Bothell, Washington 98021, Attention: Investor Relations. The directors, executive officers and employees of MDRNA may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the special interests of these directors, executive officers and employees in the proposed transaction, if any, will be included in the proxy statement referred to above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDRNA, Inc.

April 6, 2010	By:	/S/ J. MICHAEL FRENCH
	Name:	J. Michael French
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of March 31, 2010 by and among MDRNA, Inc., Calais Acquisition Corp., Cequent Pharmaceuticals, Inc. and a representative of the stockholders of Cequent Pharmaceuticals, Inc.

4.1	Form of Term Note

4.2	Form of Loan Warrant

4.3	Amendment No. 3, dated March 31, 2010, to the Rights Agreement, dated February 22, 2000, between MDRNA, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

10.1	Form of Lock-Up Agreement to be signed by the Principal Stockholders of Cequent Pharmaceuticals, Inc.

10.2	Form of Lock-Up Agreement signed by the directors and executive officers of MDRNA, Inc.

10.3	Loan Agreement dated as of March 31, 2010 between MDRNA, Inc. and Cequent Pharmaceuticals, Inc.

10.4	Security Agreement (All Assets) dated as of March 31, 2010 by MDRNA, Inc., Calais Acquisition Corp., MDRNA Research, Inc. ad Atossa HealthCare, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.5	Security Agreement (Patents) dated as of March 31, 2010 by MDRNA, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.6	Security Agreement (Patents) dated as of March 31, 2010 by MDRNA Research, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.7	Guaranty Agreement dated as of March 31, 2010 by Calais Acquisition Corp., MDRNA Research, Inc. and Atossa HealthCare, Inc. in favor of Cequent Pharmaceuticals, Inc.

10.8	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and J. Michael French.

10.9	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and Peter S. Garcia.

10.10	Waiver Agreement dated as of March 31, 2010 by and between MDRNA, Inc. and Barry Polisky, Ph.D.